Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

dated as of April 27, 2022

between

COLONIAL AUTO FINANCE, INC.,
as Seller

and

ACM FUNDING, LLC,

as Purchaser

EXHIBIT A	Form of Assignment
SCHEDULE I	Perfection Representations, Warranties and Covenants
SCHEDULE II	Representations and Warranties with Respect to the Receivables

i	Purchase Agreement (ACMAT 2022-1)

THIS PURCHASE AGREEMENT is made and entered into as of April 27, 2022 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”) by COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”) and ACM FUNDING, LLC, a Delaware limited liability company (the “Purchaser”).

WITNESSETH:

WHEREAS, Colonial has acquired certain motor vehicle receivables from its affiliates America’s Car Mart, Inc., an Arkansas corporation (“America’s Car Mart”) and Texas Car-Mart, Inc., a Texas corporation (“Texas Car-Mart” and collectively with America’s Car Mart, the “Originators”) prior to the date hereof;

WHEREAS, the Purchaser desires to purchase from Colonial a portfolio of motor vehicle receivables, including motor vehicle retail installment sale contracts that are secured by used automobiles, light-duty trucks, SUVs and vans; and

WHEREAS, Colonial is willing to sell such portfolio of motor vehicle receivables and related property to the Purchaser on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale and Servicing Agreement which also contains rules as to usage that are applicable herein, and which is dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”) among ACM Auto Trust 2022-1, America’s Car Mart, as Servicer, the Purchaser, as Seller, and Wilmington Trust, National Association, a national banking association, as Indenture Trustee, as Backup Servicer, as Calculation Agent and as Paying Agent.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Sell and Contribute on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, Colonial does hereby irrevocably sell, transfer, assign, contribute and otherwise convey to the Purchaser without recourse (subject to the obligations herein) on the Closing Date all of Colonial’s right, title and interest in, to and under the Receivables, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, whether now owned or hereafter acquired, as evidenced by an assignment substantially in the form of Exhibit A delivered on the Closing Date (collectively, the “Purchased Assets”). The sale, transfer, assignment, contribution and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of Colonial to the Obligors, the Originators, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Consideration and Payment. The purchase price for the sale of the Purchased Assets sold to the Purchaser on the Closing Date shall equal the estimated fair market value of the Purchased Assets. Such purchase price shall be paid in cash to Colonial in an amount agreed to between Colonial and the Purchaser, and, to the extent not paid in cash by the Purchaser, shall be paid by a capital contribution by Colonial of an undivided interest in such Purchased Assets that increases its equity interest in the Purchaser in an amount equal to the excess of the estimated fair market value of the Purchased Assets over the amount of cash paid by the Purchaser to Colonial.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of Colonial. Colonial makes the following representations and warranties as of the Closing Date, on which the Purchaser will be deemed to have relied in acquiring the Purchased Assets. The representations and warranties will survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the conveyance of the Purchased Assets to the Issuer pursuant to the Sale and Servicing Agreement and the Grant thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)               Existence and Power. Colonial is a corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party. Colonial has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of Colonial to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Purchased Assets.

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(b)               Authorization and No Contravention. The execution, delivery and performance by Colonial of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Colonial and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement to which Colonial is a party or by which its properties are bound (other than violations of such laws, rules, regulations, organizational documents, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or Colonial’s ability to perform its obligations under, the Transaction Documents).

(c)               No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by Colonial of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made, and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of Colonial to perform its obligations under the Transaction Documents.

(d)               Binding Effect. Each Transaction Document to which Colonial is a party constitutes the legal, valid and binding obligation of Colonial enforceable against Colonial in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e)               No Proceedings. There are no actions, orders, suits or proceedings pending or, to the knowledge of Colonial, threatened against Colonial before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by Colonial of its obligations under this Agreement or any of the other Transaction Documents or (iv) relate to Colonial that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f)                Lien Filings. Colonial is not aware of any material judgment, ERISA or tax lien filings against Colonial.

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SECTION 3.2 Representations and Warranties of Colonial Regarding the Purchased Assets. On the date hereof, Colonial hereby makes the following representations and warranties to the Purchaser, on which the Purchaser will be deemed to have relied in acquiring the Purchased Assets. Such representations and warranties will survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the sale of the Purchased Assets to the Issuer under the Sale and Servicing Agreement and the Grant of the Purchased Assets and other collateral by the Issuer to the Indenture Trustee pursuant to the Indenture.

(a)               The Receivables were selected using selection procedures that were not known or intended by Colonial to be adverse to the Issuer.

(b)               The Receivables and the other Purchased Assets have been validly assigned by Colonial to the Purchaser.

(c)               The information with respect to the Receivables transferred on the Closing Date as set forth in the Schedule of Receivables was true and correct in all material respects as of the Cut-Off Date.

(d)               No Receivables are pledged, assigned, sold, subject to a security interest or otherwise conveyed other than pursuant to the Transaction Documents. Colonial has not authorized the filing of and is not aware of any financing statements against Colonial that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Purchaser which security interest is prior to all other Liens created by Colonial (other than Permitted Liens) with respect to the Receivables and is enforceable as such against all other creditors of and purchasers and assignees from Colonial.

(e)               The representations and warranties regarding creation, perfection and priority of security interests in the Purchased Assets, which are attached to this Agreement as Schedule I, are true and correct.

SECTION 3.3 Representations and Warranties of Colonial as to each Receivable. On the date hereof, Colonial hereby makes the representations and warranties set forth on Schedule II to the Purchaser as to the Receivables sold, transferred, assigned, contributed and otherwise conveyed to the Purchaser under this Agreement on which such representations and warranties the Purchaser relies in acquiring the Receivables. Such representations and warranties shall survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the sale of the Purchased Assets to the Issuer under the Sale and Servicing Agreement and the Grant of the Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, Colonial shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to notify the Originators about any aspect of the transaction contemplated by the Transaction Documents. Colonial hereby agrees that the Issuer shall have the right to enforce any and all rights under this Agreement assigned to the Issuer (or its assignee) under the Transaction Documents, including the right to cause Colonial to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Schedule II, directly against Colonial as though the Issuer (or its assignee) were a party to this Agreement, and neither the Issuer nor its assignee shall be obligated to exercise any such rights indirectly through the Depositor.

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SECTION 3.4 Repurchase upon Breach. Upon discovery by or notice to a Responsible Officer of the Purchaser or Colonial of a breach of any of the representations and warranties set forth in Section 3.3 with respect to any Receivable at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer or the Noteholders in such Receivable, the party discovering such breach or receiving written notice of such breach shall give prompt written notice of such breach to the other party hereto; provided, that, delivery of an Investor Report which identifies that Receivables are being or have been repurchased shall be deemed to constitute prompt written notice by Colonial and the Purchaser of that breach; provided, further, that the failure to give such notice shall not affect any obligation of Colonial hereunder. If the breach materially and adversely affects the interests of the Issuer or the Noteholders in the related Receivable, then Colonial shall either (a) correct or cure that breach, if applicable, or (b) repurchase that Receivable from the Issuer, in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day (or, if Colonial elects, an earlier date) after the date Colonial became aware or was notified of such breach. Such breach or failure will be deemed not to have a material and adverse effect on the interests of the Issuer or the Noteholders if that breach or failure has not affected the ability of the Purchaser (or its assignee) to receive and retain timely payment in full on such Receivable. Any such repurchase by Colonial shall be at a price equal to the related Repurchase Price. In consideration for that repurchase, Colonial shall pay (or shall cause to be paid) the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time, on such date of repurchase (or, if Colonial elects, an earlier date). Upon payment of such Repurchase Price by Colonial, the Purchaser (or its assignee) shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by Colonial to evidence such release, transfer or assignment or more effectively vest in Colonial or its designee any Receivable and related Purchased Assets repurchased pursuant to this Section 3.4. It is understood and agreed that the obligation of Colonial to repurchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Purchaser (or its assignee).

SECTION 3.5 Protection of Title.

(a)               Colonial shall authorize and file such financing statements and cause to be authorized and filed such continuation and other financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser under this Agreement in the Purchased Assets (to the extent that the interest of the Purchaser therein can be perfected by the filing of a financing statement). Colonial shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

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(b)               Colonial shall notify the Purchaser in writing within ten (10) days following the occurrence of (i) any change in Colonial’s organizational structure as a corporation, (ii) any change in Colonial’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in Colonial’s name, and (A) shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of the Purchaser to amend all previously filed financing statements or continuation statements described in paragraph (a) above and (B) shall deliver to the Indenture Trustee within thirty (30) days after such change an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Receivables or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(c)               Colonial shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser (or any subsequent assignee of the Purchaser) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(d)               If at any time Colonial shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, Colonial shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser (or any subsequent assignee of the Purchaser).

SECTION 3.6 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, Colonial shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Purchaser to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and Colonial shall defend the right, title and interest of the Purchaser in, to and under such Receivables or other property transferred to the Purchaser against all claims of third parties claiming through or under Colonial.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a)               Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments, contributions and conveyances without recourse rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Purchased Assets shall not be part of Colonial’s estate in the event of a bankruptcy or insolvency of Colonial. The sales and transfers by Colonial of the Receivables and other Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, Colonial, except as otherwise specifically provided herein. The limited rights of recourse specified herein against Colonial are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

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(b)               Notwithstanding the foregoing, in the event that the Receivables and other Purchased Assets are held to be property of Colonial, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Purchased Assets, then it is intended that:

(i)                 this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)              the conveyance provided for in Section 2.1 shall be deemed to be a grant by Colonial of, and Colonial hereby grants to the Purchaser, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of Colonial hereunder;

(iii)            the possession by the Purchaser or its agent of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)             notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or by electronic transmission, and addressed in each case as specified on Schedule I to the Sale and Servicing Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

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SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.SECTION 4.4 Headings. The article and section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts and Electronic Signature. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

SECTION 4.6 Amendment.

(a)               Any term or provision of this Agreement may be amended by Colonial and the Purchaser without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Backup Servicer, the Servicer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)                 Colonial or the Purchaser delivers an Opinion of Counsel or Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)              the Rating Agency Condition is satisfied with respect to such amendment and Colonial or the Purchaser notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment;

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provided that, no amendment pursuant to this Section 4.6 shall be effective which affects the rights, protections or duties of the Indenture Trustee, the Backup Servicer or the Owner Trustee without the prior written consent of such Person.

(b)               This Agreement may also be amended from time to time by Colonial and the Purchaser, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement.

(c)               Any term or provision of this Agreement may also be amended from time to time by Colonial and the Purchaser for the purpose of conforming the terms of this Agreement to the description thereof in the Offering Memorandum without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Backup Servicer, the Servicer, the Owner Trustee or any other Person; provided, however, that Colonial and the Purchaser shall provide written notification of the substance of such amendment to the Indenture Trustee, the Issuer, the Backup Servicer, the Servicer and the Owner Trustee and promptly after the execution of such amendment, Colonial and the Purchaser shall furnish a copy of such amendment to the Indenture Trustee, the Issuer, the Backup Servicer and the Owner Trustee.

(d)               Prior to the execution of any amendment or consent pursuant to this Section 4.6, Colonial shall provide written notification of the substance of such amendment to the Rating Agency; and promptly after the execution of any such amendment or consent, Colonial shall furnish a copy of such amendment or consent to the Rating Agency and the Indenture Trustee.

(e)               Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, protections, immunities, indemnities or duties under this Agreement.

(f)                Notwithstanding subsections (a) and (b) of this Section 4.6, this Agreement may only be amended by Colonial and the Purchaser if (i) the Majority Certificateholders consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of Colonial or the Purchaser or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

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SECTION 4.7 Waivers. No failure or delay on the part of the Purchaser, the Servicer, Colonial, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Purchaser or Colonial in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, Colonial shall not be liable for any failure or delay in the performance of its obligations or the taking of any action hereunder or under any other Transaction Document (and such failure or delay shall not constitute a breach of any Transaction Document) if such failure or delay arises from compliance by Colonial with any law or court order, the direction of a regulatory authority or regulatory guidance.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties with respect to the transactions described in the Transaction Documents.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect; Merger or Consolidation. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any entity (i) into which Colonial may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which Colonial shall be a party, or any entity succeeding to the business of Colonial shall be the successor to Colonial under this Agreement and (ii) of which more than 50% of the voting stock or voting power and 50% or more of the economic equity is owned directly or indirectly by America’s Car-Mart, Inc. and which executes an agreement of assumption to perform every obligation of Colonial under this Agreement, shall be the successor to Colonial under this Agreement, in each case, including but not limited to in connection with its obligation to repurchase Receivables pursuant to Section 3.4 and without the execution or filing of any additional paper or any further act on the part of any of the parties hereto, other than as contemplated by Section 3.5. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

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SECTION 4.11 Acknowledgment and Agreement. By execution below, Colonial expressly acknowledges and consents to the sale of the Purchased Assets and the assignment of all rights of the Purchaser under this Agreement by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement and the Grant of a security interest in the Receivables, the other Purchased Assets and the Issuer’s rights under this Agreement by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, Colonial hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Purchaser under this Agreement in the event that the Purchaser shall fail to exercise the same.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party, in respect of all securities issued by any Bankruptcy Remote Party, (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party and (ii) such party shall not commence, join with any other Person in commencing or institute with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section 4.13 shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)               submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)               consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)               agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

11	Purchase Agreement (ACMAT 2022-1)

(d)               agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)               to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and each of the Issuer, the Indenture Trustee, the Owner Trustee, the Servicer and the Backup Servicer shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

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12	Purchase Agreement (ACMAT 2022-1)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COLONIAL AUTO FINANCE, INC. By:_______________________________________ Name: Title:

ACM FUNDING, LLC By:_______________________________________ Name: Title:

S-1	Purchase Agreement (ACMAT 2022-1)

EXHIBIT A

FORM OF
ASSIGNMENT PURSUANT TO PURCHASE AGREEMENT

[_________], 20[__]

For value received, in accordance with the Purchase Agreement (the “Agreement”), dated as of April 27, 2022, between Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”), and ACM Funding, LLC, a Delaware limited liability company (the “Purchaser”), on the terms and subject to the conditions set forth in the Agreement, Colonial does hereby irrevocably sell, transfer, assign, contribute and otherwise convey to the Purchaser on the Closing Date, without recourse (subject to the obligations in the Agreement), all right, title and interest of Colonial, whether now owned or hereafter acquired, in, to and under the Receivables set forth on the schedule of Receivables delivered by Colonial to the Purchaser on the date hereof, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, which sale shall be effective as of the Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of Colonial to the Obligors, the Originators, insurers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

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A-1	Purchase Agreement (ACMAT 2022-1)

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

COLONIAL AUTO FINANCE, INC. By:_______________________________________ Name: Title:

A-2	Purchase Agreement (ACMAT 2022-1)

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, Colonial hereby represents, warrants, and covenants to the Purchaser as follows on the Closing Date:

General

1.                  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Purchased Assets in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from Colonial.

2.                  The Receivables constitute “tangible chattel paper,” “accounts,” “instruments” or “general intangibles,” within the meaning of the UCC.

3.                  Immediately prior to the sale, assignment and transfer thereof pursuant to this Agreement, each Receivable was secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party.

Creation

4.                  Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by Colonial to the Purchaser, Colonial owned and had good and marketable title to such Receivable free and clear of any Lien created by Colonial (except any Lien which will be released prior to assignment of such Receivable under the Purchase Agreement) and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Purchaser, the Purchaser will have good and marketable title to such Receivable free and clear of any Lien created by Colonial (other than Permitted Liens).

5.                  Colonial has received all consents and approvals to the sale of the Receivables hereunder to the Purchaser required by the terms of the Receivables that constitute instruments.

Perfection

6.                  Colonial has caused or will have caused, within ten days after the effective date of the Purchase Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from Colonial to the Purchaser, and the security interest in the Receivables granted to the Purchaser hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser.”

Sch.I-1	Purchase Agreement (ACMAT 2022-1)

7.                  With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i)	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the Issuer; or

(ii)	Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

(iii)	The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, as pledgee of the Issuer.

Priority

8.                  Colonial has not authorized the filing of, and is not aware of, any financing statements against Colonial that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by Colonial to the Purchaser under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale and Servicing Agreement, (iii) relating to the security interest granted by the Issuer to the Indenture Trustee under the Indenture or (iv) that has been terminated.

9.                  Colonial is not aware of any material judgment, ERISA or tax lien filings against Colonial.

10.              None of the instruments or tangible chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

11.              Notwithstanding any other provision of the Purchase Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

Sch.I-2	Purchase Agreement (ACMAT 2022-1)

No Waiver

12.              Colonial shall provide the Rating Agency with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Sch.I-3	Purchase Agreement (ACMAT 2022-1)

SCHEDULE II

REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO THE RECEIVABLES

(a)	Characteristics of Receivables. As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i)                 was fully and properly executed by the Obligor thereto;

(ii)              was originated by America’s Car Mart or Texas Car-Mart and acquired by Colonial in accordance with the terms of a purchase agreement among America’s Car Mart, Texas Car-Mart and Colonial;

(iii)            as of the Closing Date, is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the Financed Vehicle in favor of the Originator, as secured party;

(iv)             contained customary and enforceable provisions (except as such enforceability may be limited by debtor relief laws and general principles of equity whether considered in a suit at law or in equity) such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v)               provided, at origination, for level monthly, semi-monthly, weekly or biweekly payments which fully amortize the initial Principal Balance over the original term; provided that, the amount of the scheduled payments for the first ninety days after origination, generally up to two annual scheduled payment(s) and the last scheduled payment may be different from the level payment;

(vi)             provided for interest at the Contract Rate specified in the Schedule of Receivables;

(vii)          was originated in the United States and denominated in Dollars;

(viii)        was secured by a used automobile, light-duty truck, SUV or van;

(ix)             had a Contract Rate of at least 6.00% and not more than 16.50%;

(x)               had an original term to maturity of not more than 70 months;

(xi)             had a remaining term to maturity of at least 3 months and not more than 75 months;

(xii)          had an outstanding Principal Balance of at least $500.00 and no more than $45,000.00;

Sch.II-1	Purchase Agreement (ACMAT 2022-1)

(xiii)        had a final scheduled payment due not later than June 16, 2028;

(xiv)         was not more than 30 days past due;

(xv)           was not identified in the records of the Servicer as being subject to any pending bankruptcy proceeding;

(xvi)         was not subject to a force-placed Insurance Policy on the related Financed Vehicle; and

(xvii)      was a Simple Interest Receivable, and scheduled payments under such Receivable had been applied in accordance with the method for allocating principal and interest set forth in such Receivable.

(b)	Compliance with Law. The Receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the Cut-Off Date or (ii) would not render such Receivable unenforceable or create liability for the Purchaser or the Issuer, as assignee of such Receivable.

(c)	Binding Obligation. The Receivable constitutes the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the Cut-Off Date of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related Obligor.

(d)	Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded nor do the records of the Servicer indicate that the related Financed Vehicle has been released from the lien of such Receivable in whole or in part.

(e)	No Default; No Waiver. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date and Colonial has not waived any of the foregoing that existed as of the Cut-Off Date.

(f)	No Government Obligor. The Obligor on the Receivable is not the United States or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States or any state thereof or any local government.

Sch.II-2	Purchase Agreement (ACMAT 2022-1)

(g)	Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such Receivable would be unlawful, void, or voidable.

(h)	Good Title. As of the Closing Date and immediately prior to the sale and transfer contemplated in the Purchase Agreement and the Sale and Servicing Agreement, Colonial had good and marketable title to and was the sole owner of each Receivable free and clear of all Liens (except any Lien which will be released prior to assignment of such Receivable thereunder and Permitted Liens), and, immediately upon the sale and transfer thereof, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens (other than Permitted Liens).

(i)	Characterization of Receivables. Each Receivable constitutes either “tangible chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC.

(j)	One Original. There is only one executed original of the Contract related to each Receivable.

(k)	No Defenses. The records of the Servicer do not reflect any material facts which have not been remediated or cured which would constitute the basis for any right of rescission, offset, claim, counterclaim or defense with respect to such Receivable or the same being asserted or threatened with respect to such Receivable.

Sch.II-3